Exhibit 21.1

List of Subsidiaries of the Company (1)

Advanced Assembly, LLC (Michigan) (99.7%)	Lear Corporation EEDS and Interiors (Delaware)
Alexander Housing Limited Partnership (North Carolina) (99%)	Lear Corporation France SAS (France)
Alfombras San Luis S.A. (Argentina)	Lear Corporation GmbH (Germany)
Anhui Guilford Automotive Interiors Co., Ltd. (China) (29.2%)	Lear Corporation Holdings Spain S.L. (Spain)
Autoparts Networks Alliances Sdn. Bhd. (Malaysia) (19.26%)	Lear Corporation Hungary Automotive Manufacturing Kft. (Hungary)
Battleboro Housing Limited Partnership (North Carolina) (99%)	Lear Corporation Italia S.r.l. (Italy)
Beijing BAI Lear Automotive Systems Co., Ltd. (China) (50%)	Lear Corporation Japan K.K. (Japan)
Beijing Lear Automotive Electronics and Electrical Products Co., Ltd. (China) (50%)	Lear Corporation Mexico S. de R.L. de C.V. (Mexico)
Beijing Lear Dymos Automotive Systems Co., Ltd. (China) (40%)	Lear Corporation Pension Scheme Trustees Limited (United Kingdom)
Byrum Housing Associates (Georgia) (99%)	Lear Corporation Poland II Sp. z o.o. (Poland)
Changchun Lear FAW Sihuan Automotive Electrical and Electronics Co., Ltd. (China) (49%)	Lear Corporation Portugal – Componentes Para Automoveis, Unipessoal, Lda. (Portugal)
Changchun Lear FAW Sihuan Automotive Seat Systems Co., Ltd. (China) (49%)	Lear Corporation Romania S.r.L. (Romania)
Chongqing Lear Chang’an Automotive Interior Trim Co., Ltd. (China) (55%)	Lear Corporation Seating France Feignies SAS (France)
Conover Housing Limited Partnership (North Carolina) (99%)	Lear Corporation Seating France Guipry SAS (France)
Consorcio Industrial Mexicano de Autopartes S. de R.L. de C.V. (Mexico)	Lear Corporation Seating France SAS (France)
Dong Kwang Lear Yuhan Hoesa (Korea) (50%)	Lear Corporation Seating Slovakia s.r.o. (Slovak Republic)
Duncan Housing Associates, A Limited Partnership (North Carolina) (99%)	Lear Corporation South East Asia Co., Ltd. (Thailand) (99.99%)
Durango Automotive Wiring Systems, S. de R.L. de C.V. (Mexico) (49%)	Lear Corporation Spain S.L. (Spain)
Dymos Lear Automotive India Private Limited (India) (35%)	Lear Corporation S.r.L. (Moldova)
Foshan Lear FAW Sihuan Automotive Systems Co., Ltd. (China) (49%)	Lear Corporation Sweden AB (Sweden)
Fountain Inn Housing Associates, A Limited Partnership (North Carolina) (99%)	Lear Corporation UK Holdings Limited (United Kingdom)
Granite Falls Housing Limited Partnership (North Carolina) (99%)	Lear Corporation UK Interior Systems Limited (United Kingdom)
Greenfield Holdings, LLC (Michigan) (99.7%)	Lear do Brasil Industria e Comercio de Interiores Automotivos Ltda. (Brazil)
Guilford Automocion Iberica, S.L. (Spain)	Lear Dongfeng Automotive Seating Co., Ltd. (China) (50%)
Guilford Czech Republic s.r.o. (Czech Republic)	Lear East European Operations GmbH (Luxembourg)
Guilford Deutschland GmbH (Germany)	Lear EEDS Joint Venture Holdings Ltd. (Cayman Islands)
Guilford Europe Limited (United Kingdom)	Lear Electrical Systems de Mexico S. de R.L. de C.V. (Mexico)
Guilford Europe Pension Trustees Limited (United Kingdom)	Lear European Holding S.L. (Spain)
Guilford France SAS (France)	Lear European Operations Corporation (Delaware)
Guilford Holding Hong Kong Limited (Hong Kong)	Lear Financial Services (Netherlands) B.V. (Netherlands)
Guilford Japan K.K. (Japan)	Lear Global Development, LLC (Delaware)
Guilford Mills Automotive (Czech Republic) Limited (United Kingdom)	Lear Holdings (Hungary) Kft. (Hungary)
Guilford Mills Automotive (France) Limited (United Kingdom)	Lear Holdings, S. de R.L. de C.V. (Mexico)
Guilford Mills Automotive (Portugal) Limited (United Kingdom)	Lear International Operations SarL (Luxembourg)
Guilford Mills Europe Limited (United Kingdom)	Lear Korea Yuhan Hoesa (Korea)
Guilford Mills Limited (United Kingdom)	Lear Luxembourg Holdings GmbH (Luxembourg)
Guilford Mills, Inc. (Delaware)	Lear Mexican Holdings, L.L.C. (Delaware)
Guilford Shanghai Trading Co., Ltd. (China)	Lear Mexican Seating Corporation (Delaware)
Guilford Wovens Limited (United Kingdom)	Lear Mexican Trim Operations, S. de R.L. de C.V. (Mexico)
Honduras Electrical Distribution Systems S. de R.L. de C.V. (Honduras) (49%)	Lear North European Operations GmbH (Luxembourg)
Industrias Cousin Freres S.L. (Spain) (49.99%)	Lear Operations Corporation (Delaware)
Industrias Globales de Mexico, S.A. de C.V. (Mexico)	Lear Otomotiv Sanayi ve Ticaret Limited Sirketi (Turkey)
Industrias Lear de Argentina SrL (Argentina)	Lear Seating (Thailand) Corp. Ltd. (Thailand) (99.99%)
Insys – Interior Systems SA (Argentina) (5%)	Lear Sewing (Pty.) Ltd. (South Africa)
Integrated Manufacturing and Assembly, LLC (Michigan) (49%)	Lear Shanghai Automotive Metals Co., Ltd. (China)
International Automotive Components Group LLC (Delaware) (30.45%)	Lear Shurlok Electronics (Proprietary) Limited (South Africa) (51%)
International Automotive Components Group North America, LLC (Delaware) (22.88%) (2)	Lear South Africa Limited (Cayman Islands)
Jiangxi Jiangling Lear Interior Systems Co. Ltd. (China) (50%)	Lear South European Operations SarL (Luxembourg)
Jonesboro Housing Limited Partnership (North Carolina) (99%)	Lear Thailand Investments, LLC (Delaware)
Kernersville Housing Limited Partnership (North Carolina) (99%)	Lear Trim Oto Yan Sanayi Limited Sirketi (Turkey)
Kyungshin-Lear Sales and Engineering LLC (Delaware) (49%)	Lear UK Acquisition Limited (United Kingdom)
Lake Housing Associates (Georgia) (99%)	Lear West European Operations GmbH (Luxembourg)
Lear #50 Holdings, L.L.C. (Delaware)	Liuzhou Lear DFM Fangsheng Automotive Seating Co., Ltd. (China) (25.5%)
Lear (Luxembourg) GmbH (Luxembourg)	Marion Housing Associates, A Limited Partnership (North Carolina) (99%)
Lear Automotive (EEDS) Almussafes Services S.L. (Spain)	Markol Otomotiv Yan Sanayi ve Ticaret A.S. (Turkey) (35%)
Lear Automotive (EEDS) Tunisia SarL (Tunisia)	Martur Sunger ve Koltuk Tesisleri Ticaret A.S. (Turkey) (.7%)
Lear Automotive (Thailand) Co., Ltd. (Thailand) (99.99%)	Montgomery Street Housing Associates, A Limited Partnership (North (Carolina) (99%)
Lear Automotive Corporation Singapore Pte. Ltd. (Singapore)	OOO Lear (Russia)
Lear Automotive EEDS Honduras, S.A. (Honduras)	Palmetto Housing Associates (Georgia) (99%)
Lear Automotive Electronics and Electrical Products (Shanghai) Co., Ltd. (China)	Proma, Sp.A. (Italy) (5%) (3)
Lear Automotive Fabrics (Rui’An) Co., Ltd. (China) (75%)	PT Lear Automotive Indonesia (Indonesia)
Lear Automotive France SAS (France)	PT Lear Corporation Indonesia (Indonesia) (51%)
Rouquinet Deroy Limited (United Kingdom)

Lear Automotive India Private Limited (India)	Royston Housing Associates (Georgia) (99%)
Lear Automotive Manufacturing, L.L.C. (Delaware)	Rutherford College Housing Limited Partnership (North Carolina) (99%)
Lear Automotive Metals (Wuhan) Co., Ltd. (China)	Seneca Housing Associates Limited Partnership (North Carolina) (99%)
Lear Automotive Morocco SAS (Morocco)	Shanghai Lear Automotive Systems Co., Ltd. (China)
Lear Automotive Services (Netherlands) B.V. (Netherlands)	Shanghai Lear STEC Automotive Parts Co., Ltd. (China) (55%)
Lear Automotive Systems (Chongqing) Co., Ltd. (China)	Shenyang Lear Automotive Seating and Interior Systems Co., Ltd.(China) (60%)
Lear Automotive Systems (Shenyang) Co., Ltd. (China)	South Conway Housing Associates, A Limited Partnership (North Carolina)(99%)
Lear Automotive Systems (Yangzhou) Co., Ltd (China)	Sparta Housing Limited Partnership (North Carolina) (99%)
Lear Canada (Canada)	Tacle Automotive India Private Limited (India) (51%)
Lear Canada Investments Ltd. (Canada)	Tacle Guangzhou Automotive Seat Co., Ltd. (China) (20%)
Lear Car Seating do Brasil Industria e Comercio de Interiores Automotivos Ltda. (Brazil)	Tacle Seating (Thailand) Co., Ltd. (Thailand) (51%)
Lear Changan (Chongqing) Automotive System Co., Ltd. (China) (55%)	Tacle Seating UK Limited (United Kingdom) (51%)
Lear Corporation (Mauritius) Limited (Mauritius)	TACLE Seating USA, LLC (Michigan) (49%)
Lear Corporation (Shanghai) Limited (China)	Timberlane Housing Limited Partnership (North Carolina) (99%)
Lear Corporation (UK) Limited (United Kingdom)	TS Lear Automotive (Malaysia) Sdn. Bhd. (Malaysia) (90%)
Lear Corporation (Vietnam) Limited (Vietnam)	Washington Housing Limited Partnership (North Carolina) (99%)
Lear Corporation Asientos S.L. (Spain)	West Conway Housing Associates, A Limited Partnership (North Carolina)(99%)
Lear Corporation Austria GmbH in Liquidation (Austria)	West Randleman Housing Limited Partnership (North Carolina) (99%)
Lear Corporation Automotive Electronics Morocco SAS (Morocco)	Wuhan Lear DFM Yunhe Automotive Seating Co., Ltd. (China) (40%)
Lear Corporation Belgium CVA (Belgium)	Wuhan Lear-DFM Auto Electric Company, Limited (China) (75%)
Lear Corporation Beteiligungs GmbH (Germany)	Wuhan Lear-Yunhe Automotive Interior System Co., Ltd. (China) (50%)
Lear Corporation Canada, Ltd. (Canada)	Zhengzhou Lear DFM Taixin Automotive Seating Co., Ltd. (China) (25.5%)
Lear Corporation Changchun Automotive Interior Systems Co., Ltd. (China)
Lear Corporation China Ltd. (Mauritius)
Lear Corporation Czech Republic s.r.o. (Czech Republic)

(1)	All subsidiaries are wholly owned unless otherwise indicated.
(2)	Includes 85 subsidiaries owned by International Automotive Components Group North America, LLC (Delaware), of which 41 operate in the United States and 44 operate in foreign countries.
(3)	Includes 21 subsidiaries owned by Proma, Sp.A., all of which operate in foreign countries.